Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2021 (January 14, 2022 as to the effects of the discontinued operations as described in Note 3) relating to the financial statements of Ra Medical Systems, Inc., appearing in the Annual Report on Form 10-K of Ra Medical Systems, Inc. for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

April 26, 2022